Exhibit 10.1

AMENDMENT 1 TO THE SOUTH FINANCIAL GROUP’S

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT PLAN

This Amendment 1 (this “Amendment”) to The South Financial Group Amended and Restated Restricted Stock Agreement Plan (the “Plan”) is made by The South Financial Group, to be effective as of the date hereof. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

The third and fourth sentences of Section 1 of the Plan are hereby deleted and replaced with the following:

Subject to adjustment in accordance with the provisions of Section 8 hereof, the total amount of Shares which may be issued pursuant to Restricted Stock Agreements under the Plan shall not exceed in the aggregate 500,000 Shares. This limitation of 500,000 Shares shall be calculated as of the date hereof, and any Shares previously granted under the Plan (as adjusted pursuant to Section 8 hereof) shall be counted against this 500,000 Share limitation.

Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

IN WITNESS WHEREOF, this Amendment is entered into as of November 18, 1997.

THE SOUTH FINANCIAL GROUP

By:	/s/ WILLIAM S. HUMMERS III
Name:	William S. Hummers III
Title:	Executive Vice President

AMENDMENT 2 TO THE SOUTH FINANCIAL GROUP’S

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT PLAN

This Amendment 2 (this “Amendment”) to The South Financial Group Amended and Restated Restricted Stock Agreement Plan (the “Plan”) is made by The South Financial Group, Inc. (formerly known as The South Financial Group), to be effective as of the date hereof. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

1. The third and fourth sentences of Section 1 of the Plan are hereby deleted and replaced with the following:

Subject to adjustment in accordance with the provisions of Section 8 hereof, the total amount of Shares which may be issued pursuant to Restricted Stock Agreements under the Plan shall not exceed in the aggregate 750,000 Shares. This limitation of 750,000 Shares shall be calculated as of the date hereof, and any Shares previously granted under the Plan (as adjusted pursuant to Section 8 hereof) shall be counted against this 750,000 Share limitation.

2. The name of the Plan is amended to reflect the change of the name of the corporation from The South Financial Group to The South Financial Group, Inc. Hereafter the name of the Plan shall be “The South Financial Group, Inc. Restricted Stock Agreement Plan.”

Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

IN WITNESS WHEREOF, this Amendment is entered into as of April 30, 2002.

THE SOUTH FINANCIAL GROUP, INC.

By:	/s/ WILLIAM S. HUMMERS III
Name:	William S. Hummers III
Title:	Executive Vice President

AMENDMENT #3 TO

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT PLAN

The Amended and Restated Restricted Stock Agreement Plan is hereby amended to provide that a total of 875,000 shares will be issuable thereunder.

Effective: February 19, 2003.

CAROLINA FIRST CORPORATION

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT PLAN

(Amended and Restated as of April 20, 1994)

1. Purpose. The purpose of the Carolina First Corporation Amended and Restated Restricted Stock Agreement Plan (the “Plan”) is to provide additional incentives to certain key employees of Carolina First Corporation and its subsidiaries (referred to collectively herein as the “Company”), to advance the interests of the Company and to enable it to attract and retain highly competent employees. The stock subject to the Plan shall be shares of the Company’s Common Stock, par value $1.00 per share (“Shares”) authorized for issuance by the shareholders of the Company but not issued at the time of the grant or Shares which shall have been reacquired by the Company. Subject to adjustment in accordance with the provisions of Section 8 hereof, the total amount of Shares which may be issued pursuant to Restricted Stock Agreements under the Plan shall not exceed in the aggregate 250,000 Shares. This limitation of 250,000 Shares shall be calculated as of the date hereof, and any Shares previously granted under the Plan (as adjusted pursuant to Section 8 hereof) shall be counted against this 250,000 Share limitation. Any Shares subject to a Restricted Stock Agreement under the Plan, which Agreement for any reason expires or is terminated as to such Shares, may again be subjected to a Restricted Stock Agreement under the Plan.

It is contemplated that the Board of Directors of the Company and/or the Committee (as defined below) may utilize the availability of Shares hereunder to fund other compensation plans of the Company, subject, in all cases, to compliance with the terms hereof and to applicable law.

2. Administration of Plan. The Plan shall be administered by the Company’s Board of Directors (the “Board”); provided, however, that, if the Board includes members who are not “disinterested persons” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation (“Rule 16b-3”), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the “Committee”) composed solely of members thereof appointed by the Board who are “disinterested persons” (as so defined). The Board or Committee shall have complete authority to interpret all terms and provisions of the Plan consistent with law and adopt, amend and rescind general and special rules and regulations for the Plan’s administration and make all other determinations necessary or advisable for the administration of this Plan.

No member of the Board will be liable for any action or determination made in good faith, and the members of the Board are entitled to indemnification and reimbursement in the manner provided in the Company’s by-laws and the laws of the State of South Carolina.

3. Eligibility. Restricted Stock Agreements of the Company hereunder may be granted only to executive and key employees of the Company. The Board or Committee, in its sole discretion, shall determine which employees shall receive such Restricted Stock Agreements, the nature of the Agreements to be granted and the terms and provision of restrictions to which such Agreements shall be subject, subject to the limitations set forth in this Plan. Members of the Company’s Board of Directors who are also officers or employees of the Company are eligible to receive Shares under the Plan. In making any determination as to the officer(s) and key employee(s) to whom Restricted Stock Agreements shall be granted and as to the number and price of Shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person’s position, the level of the person’s performance, the person’s level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan. The Board or Committee may also utilize guidelines set forth in other compensation plans of the Company in determining any matters related to the grant of Shares hereunder, provided that the use of such guidelines comports with applicable law.

4. Terms and Conditions of Restricted Stock Agreement. Each Restricted Stock Agreement which may be awarded to an employee shall be subject to the following terms and conditions, in addition to such other terms and conditions as the Board or Committee may deem advisable:

(a) Acquisition of Shares. Each Restricted Stock Agreement shall provide for the acquisition of the Shares by the employee upon the satisfaction of the terms and conditions set forth in such Agreement and in this Plan.

(b) Price. The price of the Shares which may be purchased by the employee pursuant to a Restricted Stock Agreement shall be set by the Board or Committee. It is anticipated that the consideration for such Shares will consist wholly or in part of the employee’s services if the Board or Committee determines that such services constitute adequate consideration for such Shares.

(c) Transferability. Shares subject to Restricted Stock Agreement shall initially be non-transferable and subject to forfeiture as provided herein. The Restricted Stock Agreement shall set forth the schedule pursuant to which the Shares shall become freely transferable and not subject to the risk of forfeiture. It is anticipated that under a Restricted Stock Agreement, Shares granted to a recipient shall become freely transferable and shall no longer be subject to forfeiture at a rate of one third of the total number of the Shares covered by such Agreement, on each of the three anniversaries of the date on which such Agreement was granted, beginning with the first anniversary of such grant; provided, however, that the Board or Committee, in its sole discretion, may set a different schedule.

(d) Forfeiture of Right to Purchase Shares. If an employee’s employment with the Company is terminated for any reason other than death or “total and permanent disability” prior to the scheduled termination of transferability restrictions as provided in the Restricted Stock Agreement on all Shares subject thereto, Shares subject to a Restricted Stock Agreement which are not yet freely transferable shall be cancelled and returned to the Company. Total and permanent disability means a physical or mental condition of an employee resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Company. The disability of an employee has shall be determined by a licensed physician selected by the Board or Committee.

(e) Death or Total and Permanent Disability. If an employee’s employment with the Company is terminated as a result of his death or total and permanent disability, (i) the risk of forfeiture of the right to purchase Shares under any Restricted Stock Agreement of such employee shall terminate, (ii) all Shares represented by such Restricted Stock Agreement shall immediately become freely transferable, and (iii) such employee, or such employee’s personal representative, shall have the right to purchase the Shares covered by such Agreement upon the terms set forth in such Agreement, without regard to the provisions for forfeiture set forth therein, at any time within six months after such employee’s death or total and permanent disability. Such Restricted Stock Agreement shall be cancelled and of no further force or effect upon the expiration of six months after such employee’s death or total and permanent disability.

(f) Non-Assignable. None of an employee’s rights under a Restricted Stock Agreement shall be assignable except as specifically provided herein. Notwithstanding anything to the contrary herein, no such Agreement be sold, assigned or transferred except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(g) Change of Control. Unless specifically stated otherwise in the Restricted Stock Agreement, the risk of forfeiture applicable to the right to purchase Shares under such Agreement shall lapse upon a Change of Control of the Company. For purposes of this Plan, a “Change of Control” means a change of control required to be reported in response to Item 5(f) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, or any merger, tender offer, consolidation or sale of substantially all of the assets of the Company or related series of such events, as a result of which (i) the Shareholders of the Company immediately prior to such event hold less than 50% of the outstanding voting securities of the Company or its survivor or successor after such event;

(ii) persons holding less than 20% of the Company’s outstanding voting securities immediately prior to such event own more than 50% of the outstanding voting securities of the Company or its survivor or successor after such event; or (iii) persons constituting a majority of the Board were not directors for at least the 24 preceding months.

5. No Right to Vote or Receive Dividends. An employee shall have no rights with respect to any Shares which he has the right to purchase under a Restricted Stock Agreement unless and until he acquires such Shares under the terms of such Agreement and certificates representing such Shares are duly issued to him; provided, however, that an employee shall have the right to vote such Shares and receive any dividends (cash or otherwise) paid thereon regardless of whether or not such Shares are freely transferable unless and until such Shares have been cancelled as provided under Section 4 hereof.

6. No Employment Rights Created By Plan. Nothing in this Plan or in any Restricted Stock Agreement issued under this Plan shall terminate or interfere with the Company’s right to terminate an employee’s employment for any reason. Specifically, but without limitation, nothing herein (including the grant of Shares) shall alter the at-will employment status (if such is the case) of any employee.

7. Arbitration. Any dispute between the Company and a holder of a Restricted Stock Agreement arising out of this Plan or any Restricted Stock Agreement shall be submitted to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such Arbitration award shall be binding upon the parties.

8. Recapitalization; Stock Dividends; Etc. The aggregate number of Shares as to which purchase rights may be granted from time to time hereunder shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or other capital adjustment; or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, if any; provided, however, that any fractional Shares resulting from any such adjustment shall be eliminated. In the event of a change in the shares of Common Stock which is limited to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares of Common Stock, the Shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

9. Termination and Amendment. This Plan may be terminated by the Board at any time. The Board or Committee may at any time and from time to time modify and amend the Plan in any respect consistent with applicable law; provided, however, that no such amendment shall, without the consent of an employee, affect his rights under an existing Restricted Stock Agreement.

10. Effective Date. The original effective date of this Plan was the date of its adoption by the Board in 1986; provided, however, that the effective date of this Amended and Restated Restricted Stock Agreement Plan shall be April 20, 1994, subject to receipt of prior shareholder approval. If such approval is not received, this Plan, unamended, will continue in effect.

SAMPLE RESTRICTED STOCK AGREEMENT

The South Financial Group, Inc. (the “Company”) hereby grants to                      (the “Employee”), in accordance with the terms and provisions of the The South Financial Group, Inc. Restricted Stock Agreement Plan (the “Plan”), the right to purchase             shares of the common stock of the Company (the “Shares”) for total consideration of $.01 per share upon the terms and conditions set forth below:

1. Right to Purchase Shares. Employee shall be entitled to purchase the Shares immediately for the price of $0.01 per share. The Shares shall initially be non-transferable; provided that twenty percent (20%) of such Shares shall become freely transferable on each of the five anniversaries of the date of this Agreement; provided that the Board of Directors of the Company or a Committee thereof shall be entitled to accelerate the Employee’s right to purchase at any time, by written notice to the Employee.

2. Forfeiture of Right to Purchase Shares. The right to purchase Shares hereunder shall be forfeited, all Shares purchased hereunder which are not freely transferable shall be cancelled, and this Agreement shall terminate and be of no further force or effect if Employee’s employment with the Company is terminated for any reason, except in certain cases of Employee’s death or disability, as set forth in the Plan.

3. Nontransferability of this Agreement. Neither this Agreement nor any right to purchase Shares hereunder may be sold, assigned, or transferred, either voluntarily by Employee or by operation of law, except as specifically required by applicable law.

4. Income Tax Withholding. The Company shall be entitled to withhold from Employee’s salary, and any other payments due to Employee and/or to require Employee to pay over to the Company such amounts as the Company may be required to pay over to the Internal Revenue Service, or any state income tax authority, with respect to Employee’s income tax liabilities arising out of his purchase of the Shares and/or lapse of restrictions with respect to the right to purchase the Shares.

5. The South Financial Group, Inc. Restricted Stock Agreement Plan. The terms and provisions of the Plan are hereby incorporated into and made a part of this Agreement by reference.

IN WITNESS WHEREOF, the Agreement is executed this      day of                     ,                     .

THE SOUTH FINANCIAL GROUP, INC.

By:

I hereby accept this Restricted Stock Agreement and acknowledge receipt of a signed copy of this Agreement and the Company’s Restricted Stock Agreement Plan.